Exhibit 10.25.1

BUILDING MATERIALS HOLDING CORPORATION

STOCK OPTION AGREEMENT
Pursuant to the
2004 INCENTIVE AND PERFORMANCE PLAN

BUILDING MATERIALS HOLDING CORPORATION (the “Company”) hereby grants to the optionee attached an option to purchase its Common Stock (the “Option”). The terms and conditions of the Option are set forth in this Stock Option Agreement and in the Company’s 2004 Incentive and Performance Plan (the “Plan”). Unless otherwise defined in this Agreement, capitalized terms used herein have the meanings designated in the Plan.

TERMS AND CONDITIONS

1.    VESTING AND EXERCISE.

(a)    The Option shall not be exercisable as of the Date of Grant. After the Date of Grant, to the extent not previously exercised, and subject to termination or acceleration and other restrictions as provided in this Agreement and the Plan, the Option shall be exercisable to the extent it becomes vested, which shall occur in accordance with the Vesting Schedule set forth on the attached Notice of Grant of Stock Options.

(b)    Notwithstanding the foregoing, if there is a Change in Control of the Company, the Option shall immediately vest in full upon such Change in Control, and shall be exercisable until the Expiration Date, unless earlier terminated pursuant to Section 5 of this Agreement.

(c)    To the extent then exercisable, the Option may be exercised during Optionee’s lifetime only by Optionee or by Optionee’s guardian or legal representative in the event of the Optionee’s death or disability.

2.    TRANSFER.

Unless otherwise permitted by the Committee, the Option may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution (in which case the descendant or beneficiary shall be subject to all terms of this Agreement and all terms of the Plan applicable to Optionee). Any attempted disposition in violation of this Section 2 shall be void.

3.    LIMITATION ON EXERCISE OF INCENTIVE STOCK OPTION.

For so long as required under Section 422 of the Code and the regulations promulgated thereunder, during the term of the Plan, the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options are first exercisable by Optionee under the Plan and all other plans of the Company, its parent or any Subsidiary during any calendar year shall not exceed $100,000. Options in excess of such amount shall be treated as non-qualified stock options. For the purpose of this Section 3, the Fair Market Value of the Common Stock shall be determined at the time the Incentive Stock Option is granted.

4.    NOTICE OF SALE.

Optionee must notify the Company in writing of any sale or other disposition of shares of Common Stock acquired pursuant to an Incentive Stock Option if such sale or other disposition occurs (i) within two years of the grant of the Incentive Stock Option or (ii) within one year of the issuance of the shares of Common Stock to Optionee.

5.    TERMINATION OF EMPLOYMENT.

(a)    Upon a termination of employment for cause, Optionee will not be entitled to exercise the Option at any time after such termination. For purposes of this Section, "cause" is defined as: (i) an act of dishonesty or willful misconduct; (ii) a breach of fiduciary duty owed to the Company, any Subsidiary or its stockholders involving personal profit or any other material breach of fiduciary duty; (iii) an act of fraud, embezzlement, malfeasance or misappropriation of Company property or any Subsidiary's property; (iv) a conviction of an illegal act or felony, or use of illegal drugs or controlled substances; or (v) a willful failure to perform reasonable duties, responsibilities or instructions from the Company or any Subsidiary.

(b)    Upon termination of employment for any reason other than for cause, Optionee shall be entitled to exercise his or her Option after termination of employment (i) six (6) months from the date of termination if termination was caused by death or disability within the meaning of Section 22(e)(3) of the Code; and (ii) ninety (90) days from the date of termination if termination was caused by other than death or disability.

6.    RETIREMENT.

Optionee or Permitted Transferee may exercise the Option after retirement as follows:

(a)    Retirement After Age 55. Optionee shall be entitled to exercise any Option other than an Incentive Stock Option for a period of thirty-six (36) months from the date of Optionee’s retirement from employment after age 55 in accordance with the Company’s then-current retirement policy (or the then-current retirement policy of any parent or Subsidiary, if applicable), to the extent Optionee was entitled to exercise the Option on the date of Optionee’s retirement, and provided that the actual date of exercise is in no event after the expiration of the term of the Option. In the event that Optionee intends to retire from employment after age 55 and Optionee is the holder of one or more Incentive Stock Options, then Optionee shall be entitled, for a period of sixty (60) days ending on the date which is six (6) months prior to Optionee’s date of retirement, to elect to convert one or more Incentive Stock Options into non-statutory stock options by written request received by the Company within such sixty (60) day period and, thereafter, such newly converted non-statutory stock options shall be subject to the thirty-six (36) month exercise period set forth herein; provided that, Optionee actually retires on his or her retirement date. In the event Optionee fails to convert any Incentive Stock Option under this paragraph, then such Incentive Stock Options shall be governed by the provisions of Section 5 of this Agreement.

(b)    Retirement at Age 60 or Older. Optionee shall be entitled to exercise the Option in accordance with the provisions of the Plan and this Agreement, but if Optionee retires at age 60 or older, the Option is also subject to the following accelerated vesting: If Optionee retires at age 60 or older, with at least 15 years of service with the Company and predecessor companies, 50% of Optionee’s unvested Options at the date of retirement automatically vest and an additional 5% of Optionee’s unvested Options vest for each year of service beyond 15 years. If Optionee retires at age 60 or older with 25 or more years of service, all unvested Options vest.

7.    STATUS OF PARTICIPANT

Optionee shall not be, or have rights as, a stockholder of the Company with respect to any of the shares of Common Stock subject to the Option until such shares have been purchased and delivered to him or her. The Company shall not be required to issue or transfer any certificates for shares of Common Stock purchased upon exercise of the Option until all applicable requirements of law have been complied with and the shares have been duly listed on any securities exchange on which the Common Stock may then be listed.

8.    NO EFFECT ON CAPITAL STRUCTURE.

The Option shall not affect the right of the Company or any Subsidiary to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

9.    EXPIRATION OF OPTION.

The right to purchase Common Stock under the Option shall expire seven (7) years from the Date of Grant, unless earlier terminated in accordance with the terms of the Plan or this Agreement. The Company will make every effort to notify you prior to the expiration of an option; however, it is the Optionee's responsibility to be aware of the date the Option terminates.

10.    COMMITTEE AUTHORITY.

Any question concerning the interpretation of this Agreement, any adjustments required to be made under the Plan, and any controversy that may arise under the Plan or this Agreement shall be determined by the Committee in its sole discretion. Any decisions by the Committee regarding the Plan or this Agreement shall be final and binding.

11.    PLAN CONTROLS.

The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of the grant and as the Plan is amended from time to time. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control.

12.    LIMITATION ON RIGHTS; NO RIGHT TO FUTURE GRANTS; EXTRAORDINARY ITEM.

By entering into this Agreement and accepting the Option, Optionee acknowledges that: (a) the Plan is discretionary and may be modified, suspended or terminated by the Company at any time as provided in the Plan; (b) the grant of the Option is a one-time benefit and does not create any contractual or other right to receive future grants of awards or benefits in lieu of awards; (c) all determinations with respect to any such future grants, including, but not limited to, the times when awards will be granted, the number of shares subject to each award, the award price, if any, and the time or times when each award will be settled, will be at the sole discretion of the Company; (d) participation in the Plan is voluntary; (e) the value of the Option is an extraordinary item which is outside the scope of Optionee's employment contract, if any, unless expressly provided for in any such employment contract; (f) the Option is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and Optionee will have no entitlement to compensation or damages as a consequence of the forfeiture of any unvested portion of the Option as a result of Optionee’s termination of employment for any reason; (g) the future value of the Common Stock subject to the Option is unknown and cannot be predicted with certainty; (h) neither the Plan, the Option nor the issuance of the shares underlying the Option confers upon Optionee any right to continue in the employ or service of (or any other relationship with) the Company or any Subsidiary, nor do they limit in any respect the right of the Company or any Subsidiary to terminate Optionee’s employment or other relationship with the Company or any Subsidiary, as the case may be, at any time with or without Cause; and (i) the grant of the Option will not be interpreted to form an employment relationship with the Company or any Subsidiary.

13.    GENERAL PROVISIONS

(a)    Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and delivered in person or by mail (to the address set forth below if notice is being delivered to the Company) or electronically. Any notice delivered in person or by mail shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address set forth in this Agreement. Notices delivered to Optionee in person or by mail shall be addressed to the address for Optionee in the records of the Company. Notices delivered to the Company in person or by mail shall be addressed as follows:

Company:	Building Materials Holding Corporation Attn: Legal Department 720 Park Blvd., Suite 200 Boise, Idaho 83712

The Company or Optionee may change, by written notice to the other, the address previously specified for receiving notices.

(b)    No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right under this Agreement constitute a continuing waiver of the same or a waiver of any other right hereunder.

(c)    Undertaking. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Option pursuant to the express provisions of this Agreement.

(d)    Entire Contract. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.

(e)    Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding on, the Company and its successors and assigns and Optionee and Optionee's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law.

(f)    Securities Law Compliance. The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the shares of Common Stock subject to the Option. The Company intends to maintain this registration but has no obligation to do so. If the registration ceases to be effective, Optionee will not be able to transfer or sell shares of Common Stock issued pursuant to the Option unless one or more exemptions from registration under applicable securities laws are available. Such exemptions from registration are very limited and might be unavailable. Optionee agrees that any resale of the shares of Common Stock issued pursuant to the Option shall comply in all respects with the requirements of all applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and the respective rules and regulations promulgated thereunder) and any other law, rule or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time. The Company shall not be obligated to either issue shares of Common Stock or permit the resale of any such shares if such issuance or resale would violate any such requirements.

(g)    Information Confidential. As partial consideration for the granting of the Option, Optionee agrees that he or she will keep confidential all information and knowledge that Optionee has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to Optionee's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

(h)    Governing Law. Except as may otherwise be provided in the Plan, the provisions of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law.